GLATFELTER CORPORATION
AMENDED AND RESTATED BY-LAWS

ARTICLE I
MEETINGS OF SHAREHOLDERS AND RECORD DATE

1.1     ANNUAL MEETING. An annual meeting of shareholders of Glatfelter Corporation (the “Company”) for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on the date and time fixed and designated by the Company’s Board of Directors, but, if no such date and time is fixed and designated by the Board of Directors for a calendar year, then the meeting for such calendar year shall be held on the first Thursday in May of such year at 9:00 A.M. if not a legal holiday, if a legal holiday, then on the next succeeding full business day which is not a legal holiday at the same hour.

1.2    SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

1.3    PLACE. All meetings of the shareholders shall be held at the principal office of the Company or such other place within or without the Commonwealth of Pennsylvania as may be designated by the Board of Directors in the notice of a meeting, or by means of the Internet or other electronic communications technology in a fashion pursuant to which the shareholders have the opportunity to read or hear the proceedings substantially concurrently with their occurrence, vote on matters submitted to the shareholders and pose questions to the directors of the Company. [BCL § 1704(a)]

1.4    NOTICE. Written notice stating the place, day and hour of each meeting of shareholders and, in the case of a special meeting, the general nature of the business to be transacted shall be given by the Secretary or other duly-authorized officer of the Company at least ten days before the meeting to each shareholder of record entitled to vote at the meeting.

1.5    QUORUM. Except as otherwise provided in the Articles of Incorporation, the presence in person or by proxy of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on a particular matter shall constitute a quorum for the purpose of considering such matter at a meeting of shareholders, but less than a quorum may adjourn from time to time to reconvene at such time and place as they may determine. When a quorum is present, except as may be otherwise specified in the Articles of Incorporation or provided by law, all matters shall be decided by the vote of the holders of a majority of the votes entitled to be cast at the meeting, in person or by proxy.

1.6    RECORD DATES. The Board of Directors may fix a time not more than ninety days prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of or to vote at any such meeting, or to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case, only such shareholders as shall be shareholders of record at the close of business on the date so fixed shall be entitled to notice of or to vote at such meeting, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights in respect to any change, conversion or exchange of shares, as the case may be, notwithstanding any transfer of any shares on the books of the Company after the record date so fixed.

1.7    NOMINATIONS AND NOTICE OF BUSINESS AT MEETINGS. At any annual meeting of shareholders only persons who are nominated, and only business that is proposed, in accordance with the procedures set forth in this Section 1.7 shall be eligible for election as directors or considered for action by the Company’s shareholders, whether or not the nomination or proposed business is to be included in the Company’s proxy statement in connection with the annual meeting. Nominations of persons for election to the Board of Directors of the Company may be made or business proposed for a meeting of shareholders (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Company entitled to vote at the meeting who complies with the notice and other procedures set forth in this Section 1.7. Such nominations and business proposals, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company and such proposals must, under applicable law, be proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to, or mailed and received at, the principal office of the Company not less than 120 days in advance of the date which is the first anniversary of the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting or, if the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, not less than 90 days before the date of the applicable annual meeting. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth: (i) as to each person who such shareholder proposes to nominate for election or reelection as a Director, (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected) and (b) a representation by the shareholder giving the notice, the beneficial owner or any other person on whose behalf the notice is given, if any, and a representation by each nominee, providing that such person does not and will not have any undisclosed voting commitments or other arrangements with respect to a nominee’s actions as a Director; (ii) as to any other business that the shareholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of such shareholder or other person on whose behalf such proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (a) the name and address of such shareholder as they appear on the Company’s books, and the name and address of such beneficial owner, (b) a list of the class and number of shares of the Company’s stock entitled to vote at the annual meeting which are owned of record or beneficially, and a representation that the shareholder will notify the Company in writing of the class and number of such shares owned of record or beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (c) a description (including the names of any counter parties) of any agreement, arrangement or understanding between such shareholder or such beneficial owner and each proposed nominee and any other person or persons, including any associates and affiliates, and any others acting in concert with, any of the foregoing, with respect to any such nomination(s) or proposal(s) that has been made or entered into as of the date of the notice, and a representation that the shareholder will notify the Company in writing of any such agreement, arrangement or understanding made or entered into between the date of such notice and the date of the annual meeting, (d) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the person(s) named, or move the proposal identified, in its notice, (e) a description (including the names of any counter parties) of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loan shares) that has been made or entered into as of the date of the notice by, or on behalf of, such shareholder or such beneficial owner, or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the shareholder or beneficial owner, or any of its affiliates or associates, with respect to shares of the Company’s stock, and a representation that such shareholder will notify the Company in writing of any such agreement, arrangement or understanding made or entered into between the date of such notice and the date of the annual meeting and (f) a statement as to whether the shareholder or beneficial owner, alone or as part of a group, intends to solicit or participate in the solicitation of proxies from the Company’s shareholders in support of the nomination or business proposal. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director of the Company. No person shall be eligible for election as a Director of the Company, and no business shall be conducted at the annual meeting of shareholders, other than those made by or at the direction of the Board of Directors, unless nominated or proposed in accordance with the procedures set forth in this Section 1.7, and no action of the Company, including without limitation, the provision of notice to the shareholders or the delivery or filing of a proxy statement by the Company, shall be deemed to satisfy this requirement for any shareholder, nomination or proposal. The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions in this Section 1.7 and, if he should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded.

ARTICLE II
DIRECTORS

2.1    NUMBER AND TERM. The Board of Directors shall consist of nine persons. The Board of Directors shall be comprised of one class, each director serving a term of one year expiring at the next Annual Meeting of Shareholders of the Company and until his or her successor has been selected and qualified or until his or her earlier death, resignation or removal.

2.2    AGE QUALIFICATION. No person shall be elected or reelected a director after reaching 75 years of age (the “Qualifying Age”) provided, however, that the Board of Directors has the discretion, on a case-by-case basis, to not accept the resignation of a director who has reached the Qualifying Age if it determines, on the recommendation of the Nominating and Corporate Governance Committee, that the director's continued service (on a year-to-year basis) is in the best interests of the Company in order to retain his or her skills on, or to maintain diversity of, the Board of Directors. When the term of any director extends beyond the date when the director reaches the Qualifying Age, such director shall tender his or her resignation from the Board of Directors effective at the annual meeting of shareholders next following his or her 75th birthday.

2.3    IRREVOCABLE RESIGNATION. Each person who is nominated to stand for election as director shall, as a condition to such nomination, tender an irrevocable resignation in advance of the meeting for the election of directors. Such resignation will be effective if, pursuant to Section 2.4 of these by-laws, (a) the person does not receive a majority vote at the next meeting for the election of directors, and (b) in the case of a nominee who is an incumbent director, the Board of Directors accepts the resignation.

2.4    ELECTION OF DIRECTORS. In an election of directors, where the Board of Directors determines that the number of nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of the votes cast. If in an election of directors in which the number of nominees does not exceed the number of directors to be elected, any nominee who is not an incumbent director receives a plurality of the votes cast but does not receive a majority of the votes cast, the resignation of such nominee referred to in Section 2.3 will be automatically accepted. If the nominee is an incumbent director who is standing for re-election and such nominee receives a plurality of the votes cast but does not receive a majority of the votes cast, the Nominating and Corporate Governance Committee will make a recommendation to the Board of Directors on whether to accept the director’s resignation or whether other action should be taken. The director not receiving a majority of the votes cast will not participate in the Committee’s recommendation or the Board of Directors’ decision regarding the tendered resignation. The independent members of the Board of Directors will consider the Committee’s recommendation and publicly disclose the Board of Directors’ decision and the basis for that decision within 90 days from the date of the certification of the final election results. If less than two members of the Committee are elected at a meeting for the election of directors, the independent members of the Board of Directors who were elected shall consider and act upon the tendered resignation. For purposes of this paragraph, a majority of the votes cast means that the number of shares voted “for” must exceed the number of shares voted “against” with respect to that director’s election. For the avoidance of doubt, votes cast shall not include abstentions.

2.5    VACANCIES. In the case of any vacancy in the Board of Directors by death, resignation or for any other cause, including an increase in the number of directors, the Board of Directors may fill the vacancy by choosing a director to serve until the next Annual Meeting of Shareholders of the Company and until his or her successor has been selected and qualified or until his or her earlier death, resignation or removal.

2.6    ANNUAL MEETING. An annual meeting of the Board of Directors shall be held each year as soon as practicable after the annual meeting of shareholders, at the place where such meeting of shareholders was held or at such other place as the Board of Directors may determine, for the purposes of organization, election of officers and the transaction of such other business as shall come before the meeting. No notice of the meeting need be given.

2.7    REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such times and at such places as the Board of Directors may determine.

2.8    SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, the President or any Board member. Notice of every special meeting shall be given to each director not later than the second day immediately preceding the day of such meeting in the case of notice by mail, telegram or courier service, and not later than the day immediately preceding the day of such meeting in the case of notice delivered personally or by telephone, facsimile transmission, e-mail or other electronic communication. Such notice shall state the time and place of the meeting, but, except as otherwise provided in the by-laws, neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice, or waiver of notice, of such meeting. [BCL § 1702(a)(1)(ii)]

2.9    MEETINGS OF INDEPENDENT DIRECTORS. Meetings of the independent members of the Board of Directors may be held without notice at such times and at such places as the independent members of the Board of Directors may determine and may be called by any one of the independent directors. In the absence or disability of the Chairman of the Board, the Chairman of the Nominating and Corporate Governance Committee shall preside at any such meetings.

2.10    QUORUM AND ACTION BY UNANIMOUS CONSENT.

(a)    Quorum. A majority of the directors in office shall constitute a quorum for the transaction of business but less than a quorum may adjourn from time to time to reconvene at such time and place as they may determine.

(b)    Action by Unanimous Consent. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the directors in office is filed with the secretary of the Company. For the purposes of this Section 2.10(b), consent may be given by means of a physical written copy or transmitted by facsimile transmission, e-mail or similar electronic communications technology; provided that the means of giving consent shall enable the Company to keep a record of the consents in a manner satisfying the requirements of Section 107 of the Pennsylvania Associations Code. [BCL § 1727]

2.11    COMPENSATION. Directors shall receive such compensation for their services as shall be fixed by the Board of Directors.

2.12    COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of two or more of the directors of the Company. The Board of Directors may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee to the extent provided in such resolution shall have and exercise the authority of the Board of Directors in the management of the business and affairs of the Company.

2.13    PARTICIPATION IN MEETINGS BY COMMUNICATIONS EQUIPMENT. One or more directors may participate in a meeting of the Board of Directors or a committee of the Board of Directors by means of conference telephone or other electronic technology by means of which all persons participating in the meeting can hear each other. Directors so participating shall be deemed present at the meeting. [BCL § 1708(a)]

2.14    7LIABILITY OF DIRECTORS. A director of the Company shall not be personally liable for monetary damages for any action taken, or any failure to take any action, on or after January 27, 1987 unless he or she has breached or failed to perform the duties of his or her office as provided for under Section 1713 of the Pennsylvania Business Corporation Law of 1988, as amended, and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. Any repeal, amendment, or modification of this Section shall be prospective only and shall not increase, but may decrease, the liability of a director with respect to actions or failures to act occurring prior to such change.

2.15    OFFICERS. The officers of the Company shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as the Board of Directors may deem advisable. Any two or more offices may be held by the same person.

2.16    TERM. Each officer shall hold office until his or her successor is elected or appointed and qualified or until his or her death, resignation or removal by the Board of Directors.

2.17    AUTHORITY, DUTIES AND COMPENSATION. All officers shall have such authority, perform such duties and receive such compensation as may be provided in the by-laws or as may be determined by the Board of Directors.

2.18    CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall perform such other duties as may be assigned by the Board of Directors. In the absence or disability of the Chairman of the Board, the Chairman of the Nominating and Corporate Governance Committee shall have the authority and perform the duties of the Chairman of the Board.

2.19    CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the chief executive officer of the Company and shall preside at all meetings of the shareholders. He or she shall be responsible for the general management of the business of the Company, subject to the control of the Board of Directors. In the absence or disability of the President, or if that office is vacant, the Chief Executive Officer shall have the authority and perform the duties of the President.

2.20    PRESIDENT. The President shall perform such duties as may be assigned by the Board of Directors and, in the absence or disability of the Chief Executive Officer, or if that office is vacant, shall have the authority and perform the duties of the Chief Executive Officer.

2.21    VICE PRESIDENT. In the absence or disability of the Chief Executive Officer, the President, and the Chief Financial Officer, or any other officer or officers, the Vice Presidents, in the order designated by the Board of Directors, shall have the authority and perform the duties of the Chief Executive Officer, the President, the Chief Financial Officer, or other officer, as the case may be. The Vice President, Finance and Chief Accounting Officer shall be the principal accounting officer and shall keep books recording the business transactions of the Company. He or she shall be in charge of the accounts of all of its offices and shall promptly report and properly record in the books of the Company all relevant data relating to the Company’s business.

2.22    SECRETARY. The Secretary shall give notice of meetings of the shareholders, of the Board of Directors and of any Board Committee, attend all such meetings and record the proceedings thereof. In the absence or disability of the Secretary, an Assistant Secretary or any other person designated by the Board of Directors or the Chief Executive Officer shall have the authority and perform the duties of the Secretary.

2.23    TREASURER. The Treasurer shall have charge of the securities of the Company and the deposit and disbursement of its funds, subject to the control of the Board of Directors. In the absence or disability of the Treasurer, an Assistant Treasurer or any other person designated by the Board of Directors or the Chief Executive Officer shall have the authority and perform the duties of the Treasurer.

ARTICLE III
INDEMNIFICATION

3.1    INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS. The Company shall indemnify any director or officer of the Company or any of its subsidiaries who was or is an “authorized representative” of the Company (which shall mean for the purposes of Sections 3.1. through 3.7, a director or officer of the Company, or a person serving at the request of the Company as a director, officer, partner, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and who was or is a “party” (which shall include for purposes of Sections 3.1 through 3.7 the giving of testimony or similar involvement) or is threatened to be made a party to any “proceeding” (which shall mean for purposes of Sections 3.1 through 3.7 any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the Company, its shareholders or otherwise) by reason of the fact that such person was or is an authorized representative of the Company to the fullest extent permitted by law, including without limitation indemnification against expenses (which shall include for purposes of Sections 3.1 through 3.7 attorneys’ fees and disbursements), damages, punitive damages, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding unless the act or failure to act giving rise to the claim is finally determined by a court to have constituted willful misconduct or recklessness. If an authorized representative is not entitled to indemnification in respect of a portion of any liabilities to which such person may be subject, the Company shall nonetheless indemnify such person to the maximum extent for the remaining portion of the liabilities. Notwithstanding the foregoing, the Company shall not indemnify any such authorized representative in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) is brought by the authorized representative due to the failure of the Company to pay indemnification provided under Sections 3.1, 3.2 or 3.3 and the authorized representative is successful in such proceeding.

3.2    ADVANCEMENT OF EXPENSES. The Company shall pay the expenses (including attorneys’ fees and disbursements) actually and reasonably incurred in defending a proceeding on behalf of any person entitled to indemnification under Section 3.1 in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in Sections 3.1 through 3.7 and may pay such expenses in advance on behalf of any employee or agent on receipt of a similar undertaking. The financial ability of such authorized representative to make such repayment shall not be prerequisite to the making of an advance.

3.3    EMPLOYEE BENEFIT PLANS. For purposes of Sections 3.1 through 3.7, the Company shall be deemed to have requested an officer or director to serve as fiduciary with respect to an employee benefit plan where the performance by such person of duties to the Company also imposes duties on, or otherwise involves services by, such person as a fiduciary with respect to the plan; excise taxes assessed on an authorized representative with respect to any transaction with an employee benefit plan shall be deemed “fines”; and action taken or omitted by such person with respect to an employee benefit plan in the performance of duties for a purpose reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Company.

3.4    SECURITY FOR INDEMNIFICATION OBLIGATIONS. To further effect, satisfy or secure the indemnification obligations provided herein or otherwise, the Company may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the Company, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the Board of Directors shall deem appropriate.

3.5    RELIANCE UPON PROVISIONS. Each person who shall act as an authorized representative of the Company shall be deemed to be doing so in reliance upon the rights of indemnification provided by these Sections 3.1 through 3.7.

3.6    AMENDMENT OR REPEAL. All rights of indemnification under Sections 3.1 through 3.7 shall be deemed a contract between the Company and the person entitled to indemnification under these Sections 3.1 through 3.7 pursuant to which the Company and each such person intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not limit, but may expand, any rights or obligations in respect of any proceeding whether commenced prior to or after such change to the extent such proceeding pertains to actions or failures to act occurring prior to such change.

3.7    SCOPE. The indemnification, as authorized by these Sections 3.1 through 3.7, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in any other capacity while holding such office. The indemnification and advancement of expenses provided by or granted pursuant to these Sections 3.1 through 3.7 shall continue as to a person who has ceased to be an officer or director in respect of matters arising prior to such time, and shall inure to the benefit of the heirs and personal representatives of such person.

ARTICLE IV
STOCK CERTIFICATES AND CORPORATE SEAL

4.1    EXECUTION. Certificates of shares of capital stock of the Company shall be signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, but where a certificate is signed by a transfer agent or a registrar, the signature of any corporate officer may be facsimile, engraved or printed.

4.2    SEAL. The Company shall have a corporate seal which shall bear the name of the Company and State and year of its incorporation. The seal shall be in the custody of the Secretary and may be used by causing it or a facsimile to be impressed or reproduced upon or affixed to any document.

ARTICLE V
NOTICES

5.1    FORM OF NOTICE. Whenever written notice is required to be given to any person under the provisions of the Pennsylvania Business Corporation Law of 1988 (as amended from time to time, the “Business Corporation Law”) or by the Articles of Incorporation or these by-laws, it may be given to person: (i) by personal delivery, (ii) by facsimile number, e-mail or other electronic communication to his or her facsimile number or address for e-mail or other electronic communications supplied by him or her to the Company for the purpose of notice, or (iii) by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), confirmed facsimile transmission or courier service, charges prepaid, to the address (or to the facsimile number) of the person appearing on the books of the Company or, in the case of notice to be given to a director, to the address (or to the facsimile number) supplied by the director to the Company for the purpose of notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person. Notice given by facsimile transmission, e-mail or other electronic communication shall be deemed to have been given to the person entitled thereto when sent. A notice of meeting shall specify the place, day and hour of the meeting and any other information required by any other provision of the Business Corporation Law, the Articles or these by-laws. [BCL § 1702(a)]

5.2    ADJOURNED SHAREHOLDER MEETINGS. When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the Board of Directors fixes a new record date for the adjourned meeting, in which event the notice shall be given in accordance with this section. [BCL § 1702(b)]

5.3    WAIVER OF NOTICE. Any notice required to be given under these by-laws may be effectively waived by the person entitled thereto by written waiver signed before or after the meeting to which such notice would relate or by attendance at such meeting otherwise than for the purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

ARTICLE VI
AMENDMENTS

6.1    AMENDMENTS. These by-laws may be amended or repealed and new by-laws may be adopted by the affirmative vote of a majority of the directors of the Company or by the affirmative vote of shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast at any annual, regular or special meeting of directors or shareholders, as the case may be; provided, however, that new by-laws may not be adopted and these by-laws may not be amended or repealed in any way that limits indemnification rights, increases the liability of directors or changes the manner or vote required for any such adoption, amendment or repeal, except by the affirmative vote of the shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast thereon. In the case of a meeting of shareholders, written notice shall be given to each shareholder entitled to vote thereat that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the by-laws.

ARTICLE VII
EMERGENCY BY-LAWS

7.1    WHEN OPERATIVE. The emergency by-laws provided by the following Sections shall be operative during any emergency resulting from warlike damage or an attack on the United States or any nuclear or atomic disaster, notwithstanding any different provision in the preceding Sections of the by-laws or in the Articles of Incorporation of the Company or in the Pennsylvania Business Corporation Law. To the extent not inconsistent with these emergency by-laws, the by-laws provided in the preceding Sections shall remain in effect during such emergency and upon the termination of such emergency the emergency by-laws shall cease to be operative unless and until another such emergency shall occur.

7.2    MEETINGS. During any such emergency:

(a)    Any meeting of the Board of Directors may be called by any director. Whenever any officer of the Company who is not a director has reason to believe that no director is available to participate in a meeting, such officer may call a meeting to be held under the provisions of this Section.

(b)    Notice of each meeting called under the provisions of this Section shall be given by the person calling the meeting or at his or her request by any officer of the Company. The notice shall specify the time and the place of the meeting, which shall be the head office of the Company at the time if feasible and otherwise any other place specified in the notice. Notice need be given only to such of the directors as it may be feasible to reach at the time and may be given by such means as may be feasible at the time, including publication or radio. If given by mail, messenger, telephone or telegram, the notice shall be addressed to the director at his or her residence or business address or such other place as the person giving the notice shall deem suitable. In the case of meetings called by an officer who is not a director, notice shall also be given similarly, to the extent feasible, to the persons named on the list referred to in part (c) of this Section. Notice shall be given at least two days before the meeting if feasible in the judgment of the person giving the notice and otherwise the meeting may be held on any shorter notice he or she shall deem suitable.

(c)    At any meeting called under the provisions of this Section, the director or directors present shall constitute a quorum for the transaction of business. If no director attends a meeting called by an officer who is not a director and if there are present at least three of the persons named on a numbered list of personnel approved by the Board of

Directors before the emergency, those present (but not more than the seven appearing highest in priority on such list) shall be deemed directors for such meeting and shall constitute a quorum for the transaction of business.

7.3    LINES OF SUCCESSION. The Board of Directors, during as well as before any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Company shall for any reason be rendered incapable of discharging their duties.

7.4    OFFICES. The Board of Directors, during as well as before any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers so to do.

7.5    LIABILITY. No officer, director or employee acting in accordance with these emergency by-laws shall be liable except for willful misconduct.

7.6    REPEAL OR CHANGE. These emergency by-laws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, except that no such repeal or change shall modify the provisions of the next preceding Section with regard to action or inaction prior to the time of such repeal or change.

ARTICLE VIII
PENNSYLVANIA ACT 36 OF 1990

8.1    CONTROL-SHARE ACQUISITIONS. Subchapter G of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended, (relating to control-share acquisitions), shall not be applicable to the Company.

8.2    DISGORGEMENT. Subchapter H of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended, (relating to disgorgement by certain controlling shareholders following attempts to acquire control), shall not be applicable to the Company.

ARTICLE IX
FORUM SELECTION

9.1    EXCLUSIVE FORUM. Unless the Board of Directors adopts a resolution approving the selection of an alternative forum, the exclusive forum shall be the federal District Court for the Middle District of Pennsylvania, or if such federal court does not have jurisdiction, any other federal or state court located within the Commonwealth of Pennsylvania, for the following types of actions: (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Company to the Company, (iii) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the Pennsylvania Business Corporation Law of 1988, as amended, or the Company’s Articles of Incorporation or by-laws (as either may be amended from time to time), or (iv) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine.

As amended August 23, 2022.